EXHIBIT 10.3
VULCAN MATERIALS COMPANY STOCK-ONLY STOCK APPRECIATION RIGHTS AWARD AGREEMENT GRANTED UNDER THE 2025 OMNIBUS LONG-TERM INCENTIVE PLAN TERMS AND CONDITIONS / GRANT DATE: [________ __, 20__]
1.Definitions. In addition to other terms defined herein, the following terms will have the meanings as follows, and terms not defined in the Agreement have the meanings given in the Plan:
a.“Administrator” means the Compensation and Human Capital Committee of the Board of Directors (the “Board”) or the Board.
b.“Agreement” means this Stock-Only Stock Appreciation Rights Award Agreement.
c.“Company” means Vulcan Materials Company, a New Jersey corporation, or its successors.
d.“Disability” means Permanent and Total Disability whereby the Participant is entitled to long-term disability benefits under the applicable long-term disability plan of the Company or an Affiliate, or, to the extent the Participant is not eligible to participate in any Company-sponsored plan, under the guidelines of the Social Security Administration, or as otherwise defined in the Plan.
e.“Exercise Price” means the Fair Market Value of a Share on the Grant Date.
f.“Fair Market Value” or “FMV” means the closing stock price per Share as reported on the principal stock exchange on which such Shares are listed on the exercise date (with Fair Market Value on the exercise date determined, for this purpose (unless the Administrator determines otherwise), based on the closing price of a Share on the last trading day immediately preceding the exercise date).
g.“Grant Date” means the grant date of the SOSARs awarded herein.
h.“Participant” means the employee of or other service provider to the Company or its Subsidiaries or other Affiliates granted the SOSARs under this Agreement.
i.“Plan” means the Vulcan Materials Company 2025 Omnibus Long-Term Incentive Plan, as it may be amended and/or restated.
j.“Share” means a share of Common Stock, par value $1.00 per share, of the Company.
k.“Stock-Only Stock Appreciation Right” or “SOSAR” means the right granted to the Participant by the Company to receive Shares having a Fair Market Value equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise (with Fair Market Value on the exercise date determined, for this purpose, unless the Administrator determines otherwise, based on the closing price of a Share on the last trading day immediately preceding the exercise date) over the Exercise Price for each such right granted.
2.Grant and Term of the SOSARs.
a.Grant. The Participant is awarded the number of SOSARs identified through the electronic, on-line grant acceptance process, subject to the terms and conditions of the Plan and this Agreement. The Participant’s on-line acceptance of the Agreement constitutes his or her agreement to the Agreement’s terms, including but not limited to the restrictive covenants in Sections 4(a) and 5 herein.
b.Term. The SOSARs will terminate and may no longer be exercised on the first to occur of (i) the date ten (10) years after the Grant Date or (ii) the last date for exercising a SOSAR following termination of the Participant’s employment with or service to the Company or upon a Change of Control, as described in Section 4. The Participant acknowledges that the Company has no obligation to advise the Participant of the pending expiration of the SOSARs.
3.Exercise of the SOSAR.
a.Vesting and Right to Exercise. The SOSARs will vest and become exercisable in installments as follows, subject to the Participant’s continued employment with the Company from the Grant Date until each applicable vesting date, except as otherwise provided in Section 4:
On the first anniversary of the Grant Date (the “First Vesting Date”), one-third of the SOSARs will vest and become exercisable. An additional one-third of the SOSARs will vest and become exercisable on each of the second and third anniversaries of the First Vesting Date.
b.Vesting of Partial Shares. In the event that the vesting schedule set forth above yields a fractional number of SOSARs, the number of SOSARs subject to vesting in any given year will be rounded down to the nearest whole number of SOSARs.

Exhibit 10.3

c.Method of Exercise. SOSARs may be exercised by the Participant communicating proper notice to the Company’s third party stock plan administrator, which notice must include the Participant’s election to exercise the SOSARs, the number of SOSARs being exercised and such other representations and agreements with respect to such SOSARs as may be required pursuant to the provisions of this Agreement and the Plan. The Fair Market Value on the exercise date is determined, for this purpose (unless the Administrator determines otherwise), based on the closing price of a Share on the last trading day immediately preceding the exercise date.
d.Automatic Exercise. Notwithstanding the foregoing, unless the Administrator determines otherwise, in the event that any portion of the SOSARs is exercisable and is scheduled to expire pursuant to this Agreement and both (A) the date on which such portion of the SOSARs is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by Applicable Law to be imposed) and (B) the Exercise Price per share of such portion of the SOSARs is less than the Fair Market Value, then on the date that such portion of the SOSARs is scheduled to expire, such portion of the SOSARs (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the Exercise Price and the applicable withholding taxes due (if any) upon such automatic exercise, and the consideration payable upon such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.
e.Delivery of Shares. Upon the exercise of a SOSAR, the Shares will be issued as soon as practicable to the Participant’s account maintained by the Company’s third party stock plan administrator.
f.Withholding. The Company will withhold Shares having a Fair Market Value on the date the tax is to be determined as nearly equal as possible to but not exceeding (unless otherwise permitted by the Administrator as provided in the Plan) the amount of such obligations being satisfied for federal, state, local and employment taxes. Such withholding obligations shall be subject to such terms and procedures as may be established by the Administrator.
4.Termination of Employment; Change of Control.
a.Termination at age 55 or above.
i.If a Participant terminates from employment at age 55-61 other than Cause (for these purposes, “Early Retirement”), the outstanding SOSARs will become non-forfeitable in accordance with Table A, provided that the Participant has been employed continuously from the Grant Date until the Termination Date. Such non-forfeitable SOSARs will continue to vest and become exercisable in accordance with Section 3(a) (notwithstanding the Participant’s termination of employment) and will remain exercisable for the remainder of the 10-year term, except as otherwise provided herein. The Participant may be required (except where not enforceable under applicable state or federal laws) to execute a reasonable non-competition covenant with the Company restricting the Participant from competing with the Company in a specified territory for a specified period of time. If such covenant is required by the Company and (A) is not executed by the Participant, the Participant may exercise vested SOSARs until the first to occur of (i) the date that is 30 days after the Participant’s Termination Date or (ii) the date on which the SOSARs expire according to their term, and the SOSARs will expire after such date, or (B) the Participant violates the covenant, the SOSARs will be forfeited; in addition, in each case, the unvested SOSARs on the Termination Date will be forfeited as of such date.

TABLE A
If Participant age 55-61 terminates:	The percentage of SOSARs that are vested or will become non-forfeitable is:
At 1/1/20[__] or After	34% of the award
At 1/1/20[__] or After	67% of the award
At 1/1/20[__] or After	100% of the award
ii.If a Participant terminates from employment at age 62 or later other than for Cause (for these purposes, “Retirement”), the outstanding SOSARs which have been held by the Participant until [1/1/20__] will be non- forfeitable, provided that the Participant has been employed continuously from the Grant Date until the Termination Date. Such non-forfeitable SOSARs will continue to vest and become exercisable in accordance with Section 3(a) (notwithstanding the Participant’s termination of employment) and will remain exercisable for the remainder of the 10-year term, except as otherwise provided herein. The Participant may be required to execute a reasonable non-competition covenant (except where not applicable due to some state laws) with the Company restricting the Participant from competing with the Company in a specified territory for a specified period of time. If such covenant is required by the Company and (A) is not executed by the Participant, the Participant may exercise vested SOSARs until the first to occur of (i) the date that is 30 days after the Participant’s Termination Date or (ii) the date on which the SOSARs expire according to their term, and such

Exhibit 10.3

vested SOSARs will expire after such date, and (B) the Participant violates the covenant, the SOSARs will be forfeited; in addition, in each case, the unvested SOSARs on the Termination Date will be forfeited as of such date.
b.Disability. Upon determination of Disability, the SOSARs outstanding as of the date of such Disability will become fully vested and immediately exercisable, provided that the Participant has been employed continuously from the Grant Date until the date of determination of Disability. The SOSARs will remain exercisable for the remainder of the 10-year term.
c.Death. Upon the death of a Participant, the SOSARs outstanding as of the date of death will become fully vested and immediately exercisable; provided that the Participant has been employed continuously from the Grant Date until the date of death. Such SOSARs may be exercised by the Participant’s legal representatives at any time until the first to occur of (i) the date that is one year after the Participant’s death or (ii) the date on which the SOSARs expire according to their term.
d.Other Termination. Upon voluntary termination prior to age 55, or upon involuntary termination for reasons other than death, Disability or Cause as determined under Section 4(e), and provided that the Participant has been continuously employed from the Grant Date until the Termination Date, the Participant may exercise vested SOSARs until the first to occur of (i) the date that is 30 days after the Participant’s Termination Date or (ii) the date on which the SOSARs expire according to their term, and such vested SOSARs will expire on such date. The SOSARs that are unvested on the Termination Date will be forfeited as of such date.
e.Termination for Cause. If a Participant’s employment is terminated for Cause, all SOSARs, whether vested or unvested, outstanding as of the Terminate Date will immediately terminate and may not be exercised to any extent by the Participant. The Administrator will have complete discretion to determine the basis for the Participant’s termination, including but not limited to whether the Participant has been terminated for Cause. The Administrator’s determination will be final and binding on all persons for purposes of the Plan and this Agreement.
f.Change of Control of the Company. In the event a Change of Control occurs, and subject to Plan terms, the following will apply:
i.To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the SOSARs (or in which the Company is the ultimate parent corporation and does not continue the SOSARs) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator prior to the Change of Control) as SOSARs outstanding under the Plan immediately prior to the Change of Control event, the SOSARs will become fully vested and exercisable. For the purposes of this Section 4(f)(i) and Section 4(f)(ii), the SOSARs will not be considered to have been assumed, substituted or continued if the class of equity security underlying the SOSARs after the Change of Control is not listed on the NYSE or The Nasdaq Stock Market.
ii.Further, in the event that the SOSARs are substituted, assumed or continued as provided in Section 4(f)(i) herein, the SOSARs will become fully vested and exercisable if the employment of the Participant is terminated within six months before (in which case vesting will not occur until the effective date of the Change of Control) or two years (or such other period after a Change of Control as may be stated in a Participant’s employment, change of control, severance, consulting or other similar agreement, plan or policy, if applicable) after the effective date of a Change of Control and such termination of employment (i) is by the Company not for Cause or (ii) is by the Participant for Good Reason. The vested SOSARs must be exercised, if at all, as provided in Section 4.
iii.In the event that the SOSARs are substituted, assumed or continued as provided in Section 4(f)(i) herein, the Participant will also be entitled to receive, with respect to each SOSAR that becomes vested following the effective date of the Change of Control pursuant to Section 3 or Section 4, a value restoration payment with respect to such SOSAR (a “Value Restoration Payment”), provided that the Value Restoration Payment will only be payable if the Participant remains in continuous employment or service with the Company or its successor or an Affiliate of the Company or its successor through the applicable vesting date. The Value Restoration Payment will be equal to the difference between the Fair Market Value of the surviving entity’s common stock (or equivalent security) on the effective date of the Change of Control and, if less, the Fair Market Value of the surviving entity’s common stock (or equivalent security) on the date of vesting (including the date of any accelerated vesting pursuant to this Section 4) (in each case, less the SOSAR Exercise Price, as such Exercise Price may be adjusted pursuant to Section 4(f)(i), provided that the difference between the Fair Market Value and the exercise price in each calculation may not be less than zero)). Any such Value Restoration Payment shall be paid to the Participant in cash within thirty (30) days following the applicable vesting date.

Exhibit 10.3

iv.Notwithstanding any other provision of the Plan to the contrary, in the event that the Participant has entered into or is a participant in a change of control, employment, severance, consulting or similar plan or agreement with or established by the Company or an Affiliate, the Participant shall be entitled to the greater of the benefits provided upon a Change of Control under the Plan or the benefits provided upon a change of control of the Company under the other respective plan or agreement, and such other respective plan or agreement shall not be construed to reduce in any way the benefits otherwise provided to the Participant upon the occurrence of a Change of Control as defined in the Plan.
5.Non-Solicitation. In consideration for this Agreement and notwithstanding any other provision in this Agreement, the Participant agrees to comply with the non-solicitation covenants set forth below (except where not applicable due to some state laws):
a.Non-Solicitation of Customers. The Participant acknowledges that while employed by or in service to the Company, the Participant will occupy a position of trust and confidence and will acquire confidential information about the Company, its Subsidiaries and other Affiliates, and their clients and customers that is not disclosed by the Company or any of its Subsidiaries or other Affiliates in the ordinary course of business, including trade secrets, data, formulae, information concerning customers and other information which is of value to the Company because it is not generally known. The Participant agrees that during the period of employment with or service to the Company and for a period of two years after the Participant’s Termination Date, regardless of the reason for termination, the Participant will not, either individually or as an officer, director, shareholder, member, partner, agent, consultant or principal of another business firm, directly or indirectly solicit any customer of the Company or of its Subsidiaries or other Affiliates.
b.Non-Solicitation of Employees. The Participant recognizes that while employed by or in service to the Company, the Participant will possess confidential information about other employees of the Company and its Subsidiaries or other Affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its Subsidiaries or other Affiliates. The Participant recognizes that this information is not generally known, is of substantial value to the Company and its Subsidiaries or other Affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by the Participant because of the Participant’s business position with the Company. The Participant agrees that during the period of employment with or service to the Company and for two years after the Participant’s Termination Date, regardless of the reason for termination, the Participant will not, directly or indirectly, solicit or recruit any employee of the Company or any of its Subsidiaries or other Affiliates for the purpose of being employed by the Participant or by any business, individual, partnership, firm, corporation or other entity on whose behalf the Participant is acting as an agent, representative or employee and that the Participant will not convey any such confidential information or trade secrets about other employees of the Company or any of its Subsidiaries or other Affiliates to any other person except within the scope of the Participant’s duties as an employee of or service provider to the Company.
c.Remedies. If the Participant violates either of the covenants in Section 5(a) or Section 5(b) above, or the non-competition covenants referenced in Section 4(a), the SOSARs will be forfeited and the Participant’s rights under the Agreement will terminate. In addition, if any dispute arises concerning the violation by the Participant of the covenants described in this section, in addition to any other rights or remedies of the Company, an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security will be required in connection therewith. Further, the Company will be entitled to any appropriate relief, including money damages, equitable relief, and attorneys’ fees.
6.Additional Provisions.
a.No Right to Continued Employment or Service; No Right to Further Awards. Nothing in the Plan or the Agreement gives the Participant any right to continue in the employment or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the unvested portion of the SOSARs (if any) will terminate on the Participant’s Termination Date. The grant of the SOSARs does not create any obligation to grant further awards.
b.Tax Consequences. The Participant acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the SOSARs (including but not limited to any income or excise taxes and penalties arising under Code Section 409A), and the Company shall not have any obligation to indemnify, gross up or otherwise hold the Participant or any other person harmless from any or all such taxes. The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income or excise tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant, vesting or exercise of the SOSARs and/or the acquisition or disposition of the Shares or other benefits subject to the SOSARs and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or

Exhibit 10.3

tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
c.SOSARs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Agreement and the Participant’s rights are subject to the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict between any term or provision in the Agreement and a term or provision of the Plan, the Plan terms will govern, unless the Administrator determines otherwise.
d.Amendment; Waiver; Superseding Effect. This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant will not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the SOSARs or any related rights, and the Participant waives any rights or claims related to any such statements, representations or agreements.
e.Recoupment and Forfeiture. As a condition to receiving the SOSARs, the Participant agrees that he or she will abide by and be subject to the Company’s Clawback Polic(ies), Stock Ownership and Equity Retention Polic(ies) and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant will be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under this Agreement, any other agreement or arrangement and/or Applicable Law. By participating in the Plan, the Participant is deemed to have consented to the provisions of the Plan.
f.Administrator Discretion. The Administrator has full authority and discretion with respect to the SOSARs and this Agreement to the extent provided in the Plan.
g.Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be governed by and in accordance with the laws of the State of New Jersey, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. Any and all disputes between a Participant or person claiming through him or her and the Company or any Affiliate relating to the Plan or the SOSARs shall be brought only in the state courts located in Birmingham, Alabama, or the United States District Court for the Northern District of Alabama, as appropriate.

Exhibit 10.3